Exhibit (21)

                         SUBSIDIARIES OF THE CORPORATION



                                           State or other jurisdiction
   Name                                    of organization

   Consolidated Devices, Inc.              California
   Edge Diagnostic Systems                 California
   Herramientas Eurotools, S.A.            Spain
   John Bean Company                       Wisconsin
   Sioux Tools, Inc.                       Iowa
   Snap-on Credit Corporation              Wisconsin
   Snap-on Financial Services, Inc.        Nevada
   Snap-on Global Holdings, Inc.           Delaware
   Snap-on Technologies, Inc.              Illinois
   Snap-on Tools (Australia) Pty. Ltd.     Australia
   Snap-on Tools Company                   Wisconsin
   Snap-on Tools International, Ltd.       Virgin Islands
   Snap-on Tools Japan, K.K.               Japan
   Snap-on Tools Limited                   United Kingdom
   Snap-on Tools of Canada Ltd.            Canada
   Sun Electric Deutschland GmbH           Germany
   Sun Electric do Brazil                  Brazil
   Sun Electric Europe B.V.                Netherlands
   Sun Electric Nederland B.V.             Netherlands
   Sun Electric U.K. Limited               England
   Wheeltronic Ltd.                        Ontario